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                                                                    EXHIBIT 23.5

                       CONSENT TO BE NAMED AS A DIRECTOR

    I hereby consent to be named as a person who will become a director of CIT Group Inc. (Del) (the "Company") in the Registration Statement on Form S-1 (including any amendments thereto) filed or to be filed by the Company with the Securities and Exchange Commission relating to the public offering of shares of common stock, par value $.01, of the Company.

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Dated: April 23, 2002                                  By:  /s/ JOHN S. CHEN
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                                                            Name: John S. Chen
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